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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of PriceSmart, Inc. for the registration of 339,750 shares of its common stock and to the incorporation by reference therein of our report dated November 2, 2001, with respect to the consolidated financial statements of PriceSmart, Inc. included in its Annual Report on Form 10-K/A for the year ended August 31, 2001 filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
January 7, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS